Exhibit 16.1

September 26, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: First Priority Tax Solutions Inc.

Commission File Number 333-199336

Ladies and Gentlemen:

We have read Item 4.01 of First Priority Tax Solutions Inc.’s Form 8-K dated September 20, 2018 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP